Exhibit 31.2

SARBANES-OXLEY SECTION 302(a) CERTIFICATION

I, Craig A. Knock, Chief Financial Officer of Iowa Telecommunications Services, Inc., certify that:

1. I have reviewed this annual report on Form 10-K/A of Iowa Telecommunications Services, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2010	/s/ CRAIG A. KNOCK
Craig A. Knock Vice President, Chief Financial Officer and Treasurer Principal Financial and Accounting Officer Iowa Telecommunications Services, Inc.